Exhibit (h)(ii)

                 FORM OF MANAGEMENT AND ADMINISTRATION AGREEMENT

     AGREEMENT made this 29th day of October, 2001, between Fifth Third Funds (the "Trust"), having its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and Fifth Third Bank ("Administrator"), having its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Trust desires to retain Administrator to furnish management and administration services to certain investment portfolios of the Trust and may retain Administrator to serve in such capacity with respect to additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Services as Manager and Administrator

     Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreement, and the custodian for the Funds under its Custodian Agreement, the transfer agent and dividend disbursing agent and fund accountant for the Funds under the Transfer Agency Agreement and Accounting Services Agreement.

     Administrator will maintain office facilities (which may be in the offices of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Commission of Form N-SAR or any replacement forms therefor; compile data for, assist the Trust or its designee in the preparation of, and file, all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; examine and review operations of the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; prepare with the assistance of the Trust's counsel, investment adviser and independent auditor the Trust's Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodic review of the amount of the deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

     Administrator will also prepare minutes for each meeting of the Board of Trustees; oversee and coordinate the activities of other service providers to the Trust; make certain of its employees available to serve as officers of the Trust, subject to Section 4 of this Agreement and the approval of the Board of Trustees; and conduct periodic reviews of its operations for purposes of ensuring compliance with all applicable laws, regulations and guidelines.

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     Administrator shall provide certain distribution support services to the
Trust including, but not limited to, the following:

          -    Interact with distribution channels;
          -    Present shareholder seminars;
          -    Coordinate Investment Advisor shareholder seminars;
          -    Develop annual strategic plan for the Funds;
          -    Monitor and update strategic plan throughout the year;
          - Compile monthly Fund return sheets for distribution to salespeople and shareholders;
          - Compile quarterly Fund Fact sheets for distribution to salespeople and shareholders;
          -    Develop and distribute Fund news and information to salespeople;
          - Interact with the Funds' Advisor to develop and communicate portfolio updates;
          - Interact with the Funds' Advisor to maintain "Weekly Investment Line" for salespeople;
          -    Coordinate distribution of Fund collateral materials;
          -    Identify and develop new distribution channels;
          -    Identify new products for existing and new distribution channels;
          - Assist the Funds' Advisor and Distributor with Trust Fund Conversions; and
          -    Identify and monitor strategic alliances.

The services described above are not intended to duplicate or replace any services provided to the Trust or the Funds by any other service provider, but are in addition and supplemental to other services rendered to the Trust or the Funds.

     Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and such subcontractor shall be mutually agreeable to the investment adviser, and if material in terms of the services subject hereto, agreeable to the Board of Trustees, and provided further, that Administrator shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

     2. Fees; Expenses; Expense Reimbursement

     In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below calculated at the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the termination of this Agreement.

     For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner, described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

     Administrator will from time to time employ or associate with itself such person or persons and provide such facilities and equipment as particularly fitted to assist the Administrator in its performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both Administrator and the Trust. The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, Commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees,

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custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, service organization fees, certain insurance premiums, outside and, to the extent authorized by the Trust, inside auditing and legal fees and expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds, except for such costs incurred in connection with activities described in the Trust's Distribution Agreement adopted pursuant to Rule 12b-1 under the 1940 Act.

     If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state. Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to Administrator hereunder and to Fifth Third Bank under the Investment Advisory Agreements between Fifth Third Bank and the trust. The expense reimbursement obligation of Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     3.   Proprietary and Confidential Information

     Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     4.   Limitation of Liability

     Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Trust agrees to indemnify and hold harmless Administrator, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to Administrator's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests, given or made to Administrator by the Trust or the investment adviser and on any records provided by any fund accountant (other than Administrator) or custodian thereof; provided, that this indemnification shall not apply to actions or omissions of Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided, that prior to confessing any claim against it which may be the subject of this indemnification, Administrator shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Administrator. Administrator agrees to indemnify and hold harmless the Trust, its agents, Trustees, officers and nominees from and against any and all actions, suits, demands and claims, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to Administrator's bad faith, willful misfeasance, negligence, or reckless disregard by it of its obligations and duties with respect to the performance of services under this Agreement. Any person, even though also a partner, employee, or agent of Administrator, who may be or become an officer or Trustee of the Trust shall be deemed, when rendering services to the Trust in the capacity of an officer or Trustees, to be acting as an officer or Trustee, as the case may be, and not as

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a partner, employee, or agent of Administrator or one under the control or direction of Administrator even though paid by it.

     5.   Term

     This Agreement shall become effective as of the date first written above or, if a particular Fund is not in existence on that date, on the date such Fund commences operation (the "Effective Date").

     This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until October 31, 2004 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least 60 days prior to the end of the Initial Term or any Rollover Period, as the case may be.

     For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the Trust to pay an amount that is due and payable to the Administrator or any of its affiliates under this Agreement or any other agreement to which the Trust is a party within 60 days following the due date. For purposes of this definition of "cause" a material breach shall include, but not be limited to, any failure on the part of the Trust to pay fees due and payable to the Administrator pursuant to Section 2 hereunder within 60 days following the due date.

     After such termination for so long as the Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provision dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. With the approval of the Trust (which approval shall not be unreasonably withheld), the Administrator shall be entitled to collect from the Trust, in addition to the compensation described under Section 2 hereof, the amount of all of the Administrator's reasonable cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust and/or their respective designees of the Trust's property, records, instruments and documents.

          6.   Privacy of Customer Information

     Nonpublic personal financial information relating to consumers or customers of the Trust provided by or at the direction of the Trust to Administrator, or collected or retained by Administrator to perform duties under this Agreement shall be considered confidential information. Administrator shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Administrator except at the direction of the Trust or as required or permitted by law. Administrator shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Trust.

          7. Governing Law and Matters Relating to the Trust as a Massachusetts Business Trust

     This Agreement shall be governed by the laws of the State of Ohio. The names "Fifth Third Funds" and "Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of September 15, 1988, to which reference is hereby made and a

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copy of which is on file at the office of the Secretary of the State of the
Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

FIFTH THIRD FUNDS                           FIFTH THIRD BANK



By:                                         By:
    --------------------------------             -------------------------------
Print Name:                                 Print Name:
Title:  President                           Title:   Vice President



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